Exhibit 99.1

STAAR Surgical Company and Memira Holding Announce Cooperation Agreement for Memira’s Eye Clinics throughout Scandinavia

MONROVIA, CA, February 9, 2016---STAAR Surgical Company (NASDAQ: STAA) a leading developer, manufacturer and marketer of implantable lenses and delivery systems for the eye, and Memira Holding, Sweden, today announced they have entered into an agreement effective January 1, 2016, to provide STAAR’s phakic intraocular lenses (ICL) as a primary and premium option for refractive eye treatment.

“As the largest refractive eye surgery provider in Scandinavia with close to 50 clinics and having completed over 400,000 refractive surgery procedures over the last 25 years; we are very pleased to join with STAAR to provide our patients seeking to reduce or correct myopia, hyperopia and astigmatism with an outstanding vision care treatment in the CentraFLOW® ICL. It is our intention to partner with STAAR in building a clinical data repository, participating in new product testing, providing excellent training and certification for our surgeons, placing the ICL as a primary vision treatment and delivering value pricing for our patients. Our plans are to continue to expand our vision treatment services and we believe STAAR will be an excellent partner to work with us to achieve our objectives, said Michael Lagerbäck, COO of Memira.”

“STAAR is pleased to have entered into a strategic cooperation agreement with Memira where the CentraFLOW Visian implantable Collamer® lens will be positioned as a primary and premium vision correction solution for their patients. In partnership with our distributor Alyko Medical, we have committed to provide Memira with close cooperation including technical, marketing, clinical and educational programs to drive the further growth of the ICL. STAAR considers cooperation and strategic agreements as fundamental to its transformational goal to closely align with its customers to create an outstanding vision care experience and outcome for patients with essential clinical validation as a core tenet,” said Caren Mason, President & CEO of STAAR.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 25 years, designs, develops, manufactures and markets implantable lenses for the eye with companion delivery systems. These lenses are intended to provide visual freedom for patients lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL”. More than 550,000 Visian ICLs have been implanted to date. To learn more about the ICL go to: www.visianinfo.com. STAAR has approximately 300 employees and markets lenses in over 60 countries. Headquartered in Monrovia, CA, the company operates manufacturing facilities in Aliso Viejo, CA and Monrovia, CA. For more information, please visit the Company’s website at www.staar.com.

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Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: statements regarding proposed prospective products current or future and any statements of assumptions underlying any of the foregoing. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended January 2, 2015, under the caption “Risk Factors”, which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.”

These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements.

CONTACT:	Investors	Media
	EVC Group	EVC Group
	Brian Moore, 310-579-6199	Dave Schemelia, 646-445-4800
Doug Sherk, 415-652-9100

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